Exhibit (24)

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints John W. McCarty and Gregg R. Sadler, and each of them with full power to act without the other, with full power of substitution, as the true and lawful attorneys-in-fact and agents for the undersigned and in the undersigned's name, place and stead, to sign in the name and on behalf of the undersigned (1) the Annual Report on Form 10-K of LabOne, Inc. for the fiscal year ended December 31, 2000, (2) the Registration Statement on Form S-8 registering shares of common stock of LabOne, Inc. to be offered under the LabOne, Inc. 1987 Long-Term Incentive Plan; and (3) the Registration Statement on Form S-8 registering shares of common stock of LabOne, Inc. to be offered under the 2001 Long-Term Incentive Plan and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/Joseph H. Brewer
Joseph H. Brewer, Director

/s/William D. Grant
William D. Grant, Director

/s/Richard S. Schweiker
Richard S. Schweiker, Director

/s/Janet M. Stallmeyer
Janet M. Stallmeyer, Director

/s/Chester B. Vanatta
Chester B. Vanatta, Director

/s/John E. Walker
John E. Walker, Director

/s/R. Dennis Wright
R. Dennis Wright, Director

Date:February 22, 2001